Exhibit 10.54

IDACORP Financial Services, Inc.

                            DEFERRED COMPENSATION AGREEMENT

AGREEMENT by and between __________________ ("Director") and IDACORP Financial Services, Inc. (the "Company");

                                                             W I T N E S S E T H:

WHEREAS, Director is a member of the Board of Directors (the "Board") of the Company; and

WHEREAS, Director desires to enter into the arrangement hereinafter set forth as an alternative payment arrangement for all or a portion of Director's cash fees for services as a member of the Board;

NOW, THEREFORE, in consideration of the premises, the Company and Director hereby agree as follows:

1.         Effective Date of Agreement and Elections.  This Agreement and the elections set forth in Sections 2 and 3 below shall be effective upon delivery of the completed and executed Agreement to the Secretary of the Company no later than December 31, [2008].

                        2.         Election to Defer Cash Fees.  Director hereby irrevocably elects to defer receipt of the portion indicated below of the cash fees, including, without limitation, any monthly fee, Board meeting fee or committee meeting fee (the "Fees"), that Director will become entitled to receive for services as a member of the Board beginning January 1, [2009]. Director shall have the option in December of each year (or at such other time prior to December as may be specified by the Compensation Committee of the Board (the "Committee")) to deliver a Termination of Deferred Compensation Agreement (or such other document as the Committee may prescribe from time to time for such purpose), which will be effective with respect to Fees earned in the calendar years following the calendar year in which the Termination of Deferred Compensation Agreement (or other document) is delivered.  Unless Director so elects to deliver a Termination of Deferred Compensation Agreement (or other document), this Agreement shall remain in effect and will apply to Fees earned in subsequent calendar years.  (Choose one)

(a)        ___      All Fees are to be deferred.   Director shall make payments by check to the Company to cover any applicable Benefit Plan costs including Medical Plan, Dental Plan, and Accidental Death and Dismemberment Insurance.

 (b)       ___      All Fees other than the portion thereof sufficient to cover Medical Plan, Dental Plan, and Accidental Death and Dismemberment Insurance are to be deferred.

3.         Election of Method of Payment of Deferred Fees to Director.  Director hereby irrevocably elects to have the deferred Fees paid to Director according to the following election:  (Choose One)

(a)        ___      a lump sum payment of cash as soon as practicable (but not more than 90 days) after the first business day of the calendar year following the year in which Director experiences a separation from service, as that term is used in Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (a "Separation from Service"), with the Company, such amount equal to the credit balance of Director's interest account as provided in Section 4 below.

2

(b)        ___      in a series of ____ annual cash installment payments (not more than 10) to be made on the first business day of the calendar year commencing with the calendar year following the year in which Director experiences a Separation from Service with the Company.  The unpaid credit balance of the deferred Fees shall continue to be adjusted, as provided in Section 4 of this Agreement, during the period that the installment payments are being made.

            Director shall have the option at any time to change the time and/or form of payment elected by Director pursuant to this Section 3 or any prior Deferred Compensation Agreement between Director and the Company that deferred payment of Director's cash fees for service on the Board by delivering an Amendment to Deferred Compensation Agreement, or such other document as the Committee may prescribe from time to time for such purpose, (an "Amendment").  Any such Amendment shall be subject to terms and conditions required for the Amendment to comply with the rules relating to changes to time and form of payment contained in Section 409A(a)(4)(C) of the Internal Revenue Code of 1986, as amended, and such other terms and conditions as the Committee may prescribe.

4.         Deferred Fees Treated as if Earning Interest.  All deferred Fees shall be credited to an account established and maintained to record such deferred Fees (an "interest account").  Credits will accrue to the interest account on the date such deferred Fees would otherwise have been paid to Director.  Interest on Fees that Director defers for service as a member of the Board beginning January 1, [2009] will be credited based on the preceding month's average Moody's Long-Term Corporate Bond Yield for utilities (the "Moody's Rate").  Interest is calculated on a pro rata basis each month using a 360-day year and the average Moody's Rate for the preceding month.

3

5.         Designation of Beneficiary.  Director may designate a beneficiary or beneficiaries (which may be an entity other than a natural person) to receive any payments to be made under Section 3 of this Agreement upon Director's death.  At any time, and from time to time, any such designation may be changed or canceled by Director without the consent of any beneficiary.  Any such designation, change or cancellation must be by written notice filed with class=Section2>

the Secretary of the Company and shall not be effective until received by the Secretary of the Company.  If Director designates more than one primary or secondary beneficiary, any payments under Section 3 of this Agreement to such beneficiaries shall be made in equal amounts unless Director has designated otherwise, in which case the payments shall be made in the amounts designated by the Director.  If no beneficiary has been named by Director, or the designated beneficiaries have predeceased Director, payment shall be made to the Director's estate.  If any dispute shall arise as to the entitlement of any person to any portion of the deferred Fees, the Company's obligations under this Agreement will be satisfied if it makes payment to Director's estate.

6.         Payment of Deferred Fees in the Event of Death.  In the event of the death of Director while a member of the Board or prior to the full payment to Director of the Fees deferred under this Agreement, then the credit balance remaining in Director's interest account shall be paid in a lump sum as soon as practicable  (but not later than 90 days) after the death of Director.

7.         No Right to Continue as a Director.  Nothing in this Agreement shall be construed as conferring upon Director any right to continue as a member of the Board.

4

8.         No Right to Corporate Assets.  Nothing in this Agreement shall be construed as giving Director, Director's beneficiaries or any other person any equity or interest of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.  As to any claim for payments due under the provisions of this Agreement, Director, Director's beneficiaries and any other persons having a claim for payments shall be unsecured creditors of the Company.

9.         No Limit on Further Corporate Action.  Nothing contained in this Agreement shall be construed so as to prevent the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interests.

10.       Assignment; Successors in Interest.  The rights and benefits of Director under this Agreement are personal to Director, and neither Director nor Director's beneficiaries shall have the power or right to transfer, assign, anticipate, mortgage, or otherwise encumber any payments to be made under this Agreement, except as provided in Section 5 above.

The provisions of this Agreement shall inure to the benefit of Director's beneficiaries, heirs, executors, administrators and successors in interest and to the benefit of the Company's assigns and successors in interest.

All obligations of the Company under this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, reorganization or other transaction involving all or substantially all of the business and/or assets of the Company.  References to the Company in this Agreement shall be deemed to refer to the successors thereto, as applicable.

11.       Section 409A.    To the extent applicable, it is intended that this Agreement will comply with Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and guidance issued thereunder, and this Agreement shall be interpreted accordingly.

5

12.       Governing Law.  To the extent not preempted by Federal law, this Agreement and all rights and obligations hereunder shall be governed by and interpreted in accordance with, the laws of the State of Idaho, without regard to conflicts of law provisions.

class=Section3>

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this ____ day of [              , 200[8]].

By _________________________________

      [Name]

IDACORP Financial Services, Inc.

                                                                                    By _________________________________

6

IDACORP FINANCIAL SERVICES, INC.

BENEFICIARY DESIGNATION

FOR

DEFERRED COMPENSATION AGREEMENT

IDACORP Financial Services, Inc.

P. O. Box 70

Boise, Idaho   83707

Dear Sirs:

In accordance with the terms and conditions of my Deferred Compensation Agreement dated [date], deferring, until a later date, fees I would otherwise receive for services rendered as a Director of IDACORP Financial Services, Inc., I hereby, in the event of my death prior to receipt of all or any balance of such fees so accumulated, designate

Primary:           ____________________________________

Secondary:       ____________________________________

as my beneficiary(ies) to receive the funds so accumulated at the time in the manner provided for under such Deferred Compensation Agreement.

__________________________________

[Name]

Date:______________________________